UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERICAN MORTGAGE ACCEPTANCE COMPANY

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN MORTGAGE

ACCEPTANCE COMPANY

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

on

June 14, 2006

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April 28, 2006

To the Shareholders of American Mortgage Acceptance Company:

NOTICE IS HEREBY GIVEN THAT the 2006 annual meeting of the holders of the common shares of beneficial interest of American Mortgage Acceptance Company (our “Company”) will be held on Wednesday, June 14, 2006 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York for the following purposes:

(1)	The election of five (5) trustees for a term of one year to expire at the 2007 annual meeting; and
(2)	The transaction of such other business as may properly come before the meeting.

Our board of trustees recommends a vote “FOR” the election of each of the trustee nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

Our board of trustees has fixed the close of business on April 14, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

Jeff T. Blau

Chairman and Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU SUBMIT YOUR PROXY EITHER BY MAIL, BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE EITHER BY MAIL, BY TELEPHONE OR ON THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

AMERICAN MORTGAGE ACCEPTANCE COMPANY

625 MADISON AVENUE

NEW YORK, NEW YORK 10022

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PROXY STATEMENT

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ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

The accompanying form of proxy is solicited on behalf of the board of trustees of American Mortgage Acceptance Company (which we refer to as our “Company,” “we,” “our” or “us”) for use at the annual meeting of shareholders to be held Wednesday, June 14, 2006 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof. On or about April 28, 2006, we first mailed these proxy materials to holders of record of our common shares at the close of business on April 14, 2006. Our executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 317-5700).

Common shares represented by properly executed proxy cards received by us at or prior to the annual meeting will be voted according to the instructions you indicate on the proxy card. If you do not give any instructions, the persons named on your signed proxy card intend to vote your common shares so represented “FOR” the election of each of the trustee nominees.

You may revoke your proxy and reclaim your right to vote by (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the annual meeting, (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same common shares at or prior to the annual meeting, or (iii) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the annual meeting to the attention of the Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

Our board of trustees recommends a vote “FOR” the election of each of the trustee nominees.

As of April 10, 2006, approximately 8,303,839 common shares were outstanding, with each common share entitled to one vote on all matters that may come before the annual meeting.

PROPOSAL BEFORE THE MEETING

Election of Trustees

At the annual meeting, five trustees are to be elected for one-year terms expiring in 2007. All of the nominees are currently trustees of our Company. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of holders of our common shares, whether present in person or by proxy).

Unless holders of our common shares otherwise specify, the common shares represented by duly executed proxies will be voted “FOR” the indicated nominees for election as trustees. Our board of trustees has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a trustee if elected. However, in the event that any nominee should be unable or unwilling to serve, the common shares represented by proxies received will be voted for another nominee selected by our board of trustees. Our board of trustees recommends a vote “FOR” each of the listed nominees.

The following table sets forth information with respect to each nominee nominated to serve as a trustee for a term to expire in 2007.

Name of Trustee/ Nominee for Election	Age	Principal Occupation
Jeff T. Blau	38

Mr. Blau is the interim Chairman and Chief Executive Officer of our Company. Mr. Blau is also a Managing Trustee and the President of The Related Companies, L.P. (“TRCLP”) and a managing trustee of CharterMac (NYSE:CHC). Over the past 15 years Mr. Blau has been responsible for directing and overseeing new developments worth over $6 billion in virtually every sector of the real estate industry. In his position as President of TRCLP, Mr. Blau is responsible for new development origination and for strategic oversight of the firm’s affiliated group of companies. Mr. Blau completed his undergraduate studies at the University of Michigan and received his Masters Degree in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Blau is an active member of numerous professional and charitable organizations and currently sits on the board of directors of the Doe Fund, the 14th Street Local Development Corporation / Business Improvement District, ABO, Equinox Holdings, Inc. (an affiliate of TRCLP) and the YMCA of Greater New York.

Alan P. Hirmes	51

Mr. Hirmes is a managing trustee and Chief Financial Officer of our Company and is a Director, the Chief Financial Officer and a Senior Vice President of CharterMac AMI Associates, Inc. (our “Advisor”). Mr. Hirmes is also a Managing Trustee, the Chief Operating Officer and Chief Financial Officer of CharterMac, the President of CharterMac Capital LLC (“CharterMac Capital”) and a Board member of CharterMac Mortgage Capital, two of CharterMac’s subsidiaries. Mr. Hirmes also serves as the principal accounting officer for our Company and CharterMac. Mr. Hirmes is responsible for managing the finance and accounting, human resources, information technology and corporate communications departments for CharterMac, CharterMac Capital and the Company. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Mr. Hirmes currently serves as Chairman Emeritus of the Affordable Housing Tax Credit Coalition, a national organization dealing with issues relating to the Tax Credit Program. He is also a member of the Advisory Board of the Low Income Housing Tax Credit Monthly Report and of the National Housing Conference, and he serves on the Executive Board of the National Multi Housing Council. Prior to joining CharterMac Capital in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants, where he specialized in real estate and partnership taxation. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.

Scott M. Mannes	46

Mr. Mannes is an independent trustee of our Company. Mr. Mannes is a Managing Director of the Norseman Group, LLC, which is a credit focused mezzanine lender to single tenant property owners. Prior to Norseman, Mr. Mannes was a principal of Drawbridge Capital, LLC, a company providing consulting services to specialty and consumer finance companies. Prior to Drawbridge, Mr. Mannes was a key participant in the development and evolution of the investment banking and merchant banking operations during his nine-year tenure at ContiFinancial Corporation, most notably as Co-President of ContiFinancial Services Corporation. Prior to joining ContiFinancial in 1990, Mr. Mannes spent seven years with Financial Guaranty Insurance Company, developing the first financial guaranties applied to sub-prime mortgage loan securitizations. Mr. Mannes is a graduate of the State University of New York at Albany and received a Master of Public Administration degree from the Rockefeller School of Public Affairs and Policy at the State University of New York at Albany. Mr. Mannes is a member of the audit committee, the chairman of the nominating and governance committee and a member of the compensation committee.

Stanley R. Perla	62

Mr. Perla is an independent trustee of our Company. Mr. Perla, a licensed Certified Public Accountant, was with the firm of Ernst & Young LLP for 35 years, the last 25 of which he was a partner. His area of expertise for the past 40 years was real estate, and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s National Director of Real Estate Accounting, as well as on Ernst & Young’s National Accounting and Auditing Committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. Mr. Perla also served on the real estate committees of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. He is currently on the Board of Trustees and Chairman of the Audit Committee of Lexington Corporate Properties Trust (NYSE:LXP), a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. and a Vice President and the Director of Internal Audit of Vornado Realty Trust (NYSE:VNO). Mr. Perla is the chairman of the audit committee and is a member of the nominating and governance committee.

Richard M. Rosan	64

Mr. Rosan is an independent trustee of our Company and is the President of the Urban Land Institute (“ULI”), a post he has held since 1992. ULI, a globally focused organization with an international membership of over 20,000 real estate professionals, is considered the preeminent “think tank” in land use development. In addition to the duties of leading ULI, Mr. Rosan is also the President of the ULI Foundation, the philanthropic arm of ULI. Mr. Rosan is an architect and Fellow of the American Institute of Architects. Prior to his service at ULI, Mr. Rosan spent 22 years in New York City in several capacities, including 12 years with the City of New York, ending as its Economic Development Director, six years as President of the Real Estate Board of New York, and five years in the private development business working as Project Director on several large New York City development projects. Mr. Rosan also is a trustee of the National Building Museum. Mr. Rosan holds a B.A. from Williams College and a Masters of Architecture from The School of Architecture at the University of Pennsylvania. He completed Post Graduate work in Urban Planning at the University of Cambridge, England. Mr. Rosan is a member of the audit committee and the chairman of the compensation committee.

MANAGEMENT

Our board of trustees directs the management of the business of our Company but retains our Advisor to manage our day-to-day affairs. Our Advisor is indirectly owned by CharterMac. Our board of trustees delegates to our Advisor responsibilities with respect to, among other things, overseeing our portfolio of assets and acquiring and disposing of investments.

Meetings and Attendance

During 2005, our board of trustees held ten meetings, the audit committee held six meetings, the compensation committee held one meeting and the nominating and governance committee held one meeting. The average attendance in the aggregate of the total number of board of trustees and committee meetings was 97%, and no trustee attended fewer than 75% of the aggregate of all meetings of the board of trustees and applicable committee meetings.

Our Company does not have a formal policy requiring trustees to be present at annual meetings, although we do encourage their attendance. All of our trustees attended the 2005 annual meeting.

Trustees and Executive Officers

As of the date of this proxy statement, the trustees and executive officers of our Company are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Jeff T. Blau	38	Chairman of the Board and Chief Executive Officer	2005	2006
Alan P. Hirmes	51	Managing Trustee and Chief Financial Officer	1991	2006
Scott M. Mannes	46	Managing Trustee (Independent)	2001	2006
Stanley R. Perla	62	Managing Trustee (Independent)	2004	2006
Richard M. Rosan	64	Managing Trustee (Independent)	2004	2006
Marc D. Schnitzer	45	President	1999	—

Biographical information with respect to Messrs. Blau, Hirmes, Mannes, Perla and Rosan is set forth under “PROPOSAL BEFORE THE MEETING: Election of Trustees” above.

On November 8, 2005, we announced that Stuart J. Boesky was stepping down from his position as our Chairman, Chief Executive Officer and President, effective November 15, 2005. The Board of Trustees appointed Mr. Blau as interim Chairman and Chief Executive Officer and Mr. Schnitzer as President. We are engaged in a search for a new Chief Executive Officer and will look at both internal and external candidates. Effective March 3, 2006, John Garth stepped down as our Chief Operating Officer, and we are engaged in a search for a new Chief Operating Officer.

MARC D. SCHNITZER is the President of our Company, a director and the President of our Advisor, a Managing Trustee, the Chief Executive Officer and the President of CharterMac, the Chief Executive Officer of CharterMac Capital and the Chairman of the board of directors of CharterMac Mortgage Capital. Mr. Schnitzer directs the overall operations of all of the CharterMac subsidiaries and is responsible for corporate development and strategic planning. Mr. Schnitzer is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies, the National Housing and Rehabilitation Association and the National Association of Homebuilders. He is a member of the Executive Committee of the Board of Directors of the National Multi-Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition. Mr. Schnitzer joined CharterMac Capital in 1988 after receiving his Master of Business Administration degree from The Wharton School of the University of Pennsylvania in 1987. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst with First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree in business administration, summa cum laude, from the Boston University School of Management in 1983.

Other Officers of Our Company

Other senior officers of our Company are as follows:

DONALD J. MEYER, 55, is the Chief Investment Officer of our Company and the Advisor and is the Chief Investment Officer of CharterMac Capital and its subsidiaries. Mr. Meyer’s primary responsibilities include the oversight of all property and credit underwriting, transaction due diligence and the risk management and asset management platforms. Mr. Meyer has 29 years of real estate investment experience. Prior to joining CharterMac Capital, Mr. Meyer was the Chief Investment Officer of Capri Capital Advisors, LLC, a pension fund advisory firm with over $2 billion in assets under management. Mr. Meyer’s previous experience includes being the Managing Director and head of the Capital Markets unit of Cohen Financial, a nationwide mortgage banking firm, the Managing Director and Chief Investment Officer of Capital Trust, a NYSE-listed mezzanine lender and eighteen years at First Chicago in a variety of assignments in both real estate and corporate banking groups. During his time at First Chicago, Mr. Meyer served as senior credit officer for the Bank's $7 billion loan portfolio, head of the real estate loan workout group in the early 1990s and head of the Corporate Investments unit responsible for high yielding real estate assets. Mr. Meyers holds a Bachelor of Science in Finance, with Honors, from the University of Illinois.

DARYL J. CARTER, 50, is an Executive Vice President of our Company and the Advisor and the Chief Executive Officer of CharterMac Mortgage Capital, where he oversees a $9 billion servicing portfolio and is responsible for the overall strategic direction of the company, including its national origination platform, investment strategy, credit policy, and new business development. Mr. Carter joined CharterMac Mortgage Capital from Capri Capital ("Capri"), which he co-founded in 1992. Mr. Carter served as Chief Executive Officer of Capri's mortgage banking business, Capri Capital Finance, and he continues to serve as Vice Chairman of Capri Capital Advisors, Capri's pension fund advisory arm, as well as serving on its Investment Committee. Prior to Capri, Mr. Carter was Regional Vice President for Westinghouse Credit Corporation, the financial services subsidiary of Westinghouse, where he oversaw the Western U.S. real estate operations. Before that, he was a Second Vice President in the real estate division of Continental Bank in Chicago. Mr. Carter holds dual Masters Degrees in Architecture and Management, both received from the Massachusetts Institute of Technology (“M.I.T.”) in 1981. He received a Bachelor of Science degree in Architecture from the University of Michigan in 1977. Mr. Carter is a trustee of the Urban Land Institute, Chair of the Finance Committee of the National Multifamily Housing Association, and a member of the Commercial Board of Governors of the Mortgage Bankers Association. Mr. Carter formerly served as an independent director of Catellus Development Corporation, a publicly held REIT. Additionally, he serves on the Dean’s Advisory Council of M.I.T.’s Sloan School of Management.

PATRICIA L. SAYLOR, 49, is a Senior Vice President of our Company and the Advisor and a Managing Director of CharterMac Mortgage Capital. Ms. Saylor oversees the entire debt origination platform for CharterMac Mortgage Capital, as well as corporate development and strategy. In addition, Ms. Saylor oversees new product development, training and process reengineering. Prior to Ms. Saylor’s current role, she was responsible for the underwriting, pricing and trading, quality control, and closing teams for the market-rate lending program. Ms. Saylor came to CharterMac Mortgage Capital from Capri Capital Finance, where she served as Executive Vice President and Co-Head of Originations. Prior to joining CharterMac Mortgage Capital via Capri, Ms. Saylor was Chief Executive Officer of the Fannie Mae lending platform for Greystone Servicing Corporation, Inc. in Bethesda, Maryland. Prior to being transferred to the Fannie Mae lending platform, Ms. Saylor was Executive Vice President for Greystone, and credited with restructuring the Company's Operations Division, which included FHA underwriting, closing, legal, asset management, servicing, and MIS. Ms. Saylor has over 20 years of experience in the real estate industry, with the majority being in the commercial/multifamily arena. Much of her experience was with Holliday Fenoglio Fowler, LP, a top national commercial real estate mortgage banking firm. She was a Managing Director of the firm and held various positions during her tenure, including Loan Originator for commercial and multifamily properties and Manager of the Servicing and Asset Management division responsible for a $10 billion dollar servicing portfolio. Ms. Saylor holds a Bachelor of Science in Finance, with Honors, from the University of Houston.

ROBERT L. LEVY, 40, is a Senior Vice President of Capital Markets of our Company and is a Senior Vice President of Capital Markets for CharterMac Capital. Mr. Levy joined CharterMac Capital in November of 2001. From 1998 through 2001, Mr. Levy was a Vice President in the Real Estate Equity Research and Investment Banking Departments at Robertson Stephens, an investment banking firm in San Francisco. Prior to 1998, Mr. Levy was employed by Prudential Securities in the Real Estate Equity Research Group and at the Prudential Realty Group, the real estate investment arm of the Prudential Insurance Company. He received his Bachelor of Arts from Northwestern University and a Masters in Business Administration from New York University.

JOHN J. KELLY, 41, is the Chief Accounting Officer of our Company and a Senior Vice President of CharterMac Capital. Prior to joining CharterMac Capital in 2004, Mr. Kelly was employed by Vertis Holdings, Inc. and Chancery Lane Capital from 1997 to 2002. Mr. Kelly held prior positions with Pfizer, Inc., Melville Corporation and KPMG. Mr. Kelly holds a Bachelor of Business Administration degree in Accounting from Old Dominion University and is a Certified Public Accountant in New York.

Committees of the Board of Trustees

Our board of trustees has standing audit, compensation and nominating and governance committees. The functions of each committee are detailed in the respective committee charters, which are available on our website at http://www.americanmortgageco.com in the “Investor Relations” section, under “Corporate Governance”. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

Audit Committee

The audit committee’s duties include the periodic review of our financial statements and meetings with our independent registered public accounting firm. The audit committee must have three members and be comprised solely of independent trustees. The audit committee held six meetings during the year ended December 31, 2005 and is currently comprised of Messrs. Mannes, Perla and Rosan, each of whom the board of trustees has determined is independent within the meaning of Securities and Exchange Commission (“SEC”) regulations and the listing standards of the American Stock Exchange. In addition, our board of trustees has determined that Mr. Perla is qualified as an audit committee financial expert within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Perla is the chairman of the audit committee. During 2005 we amended our audit committee charter to specify that our internal audit department will be functionally responsible to the chair of the audit committee and for administrative purposes will report to the Chief Financial Officer. Our amended audit committee charter, which is posted on our website at http://www.americanmortgageco.com in the “Investor Relations” section, is also attached to this proxy statement as Appendix A.

Compensation Committee

The compensation committee’s duties include the determination of compensation, if any, of our executive officers and of our Advisor and the administration of our Incentive Share Option Plan (our “Share Option Plan”). The compensation committee must have at least two members and be comprised solely of independent trustees. The compensation committee held one meeting during the year ended December 31, 2005 and is currently comprised of Messrs. Mannes and Rosan, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Rosan is the chairman of the compensation committee.

Nominating and Governance Committee

Duties/Composition. The nominating and governance committee’s duties include recommending to the board of trustees, for its approval, the trustee nominees for election at any annual or special meeting of our shareholders and overseeing our compliance with legal and regulatory requirements pertaining to corporate governance, including the corporate governance listing requirements of the American Stock Exchange. The nominating and governance committee must have at least two members and be comprised solely of independent trustees. The nominating and governance committee held one meeting during the year ended December 31, 2005. The nominating and governance committee is currently comprised of Messrs. Mannes and Perla, each of whom the board of trustees has determined is independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Mannes is the chairman of the nominating and governance committee.

Criteria for Nomination. The following requirements, which are currently set forth in our bylaws, help our nominating and governance committee identify trustee nominees:

•	a majority of trustees must at all times be independent trustees;
•	a trustee must be an individual at least 21 years of age who is not under legal disability;
•	a trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage mortgage investments; and
•	at least one independent trustee must have at least three years of relevant real estate experience.

Shareholder Nominations. Any shareholder entitled to vote at the annual meeting may submit a nomination for a trustee. However, any shareholder entitled to vote at the annual meeting generally may nominate one or more persons for election as trustees at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated by the board of trustees; and (e) the consent of each nominee to serve as a trustee of the Company, if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Communication with Trustees

You may communicate directly with the board of trustees of our Company by sending correspondence to our Company’s Secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire board, the independent trustees as a group, or to an individual trustee. Each communication intended for the board or independent trustees received by the Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Other Corporate Governance Initiatives

We have adopted a Code of Business Conduct and Ethics that applies to our trustees and executive officers, including our Chief Financial Officer, as well as all employees of our Advisor.

We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of new developments and recommended best practices. Our corporate governance materials, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Whistle Blower Policy (which is incorporated in our Code of Business Conduct and Ethics) and standing committee charters may be found on our website at http://www.americanmortgageco.com in the “Investor Relations” section, under “Corporate Governance”. Copies of these materials are also available to shareholders upon written request to our Secretary at: Secretary, American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

Our Advisor

The officers of our Advisor provide services to our Company. All of the voting shares of our Advisor are indirectly owned by CharterMac.

The directors and senior officers of our Advisor are set forth below:

CharterMac AMI Associates, Inc.

Name	Age	Offices Held	Year First Became Officer/Director
Marc D. Schnitzer	45	Director/President	1991/2005
Alan P. Hirmes	51	Director/Chief Financial Officer/ Senior Vice President	1991
Donald J. Meyer	55	Chief Investment Officer	2005
Daryl J. Carter	50	Executive Vice President	2006
Patricia L. Saylor	49	Senior Vice President	2006
Robert L. Levy	40	Senior Vice President	2002

Biographical information with respect to Messrs. Schnitzer, Meyer, Carter, Levy and Ms. Saylor is set forth under “Trustees and Executive Officers.” Biographical information with respect to Mr. Hirmes is set forth under “PROPOSAL BEFORE THE MEETING — Election of Trustees” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and trustees, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

During the fiscal year ended December 31, 2005, three of our trustees did not comply with all applicable Section 16(a) filing requirements. The Company issued trustee compensation in the form of common shares to the following trustees on June 30, 2005 and arranged for the filings of the applicable Section 16(a) filings on July 15, 2005, which is longer than the two business day requirement of the SEC for filing Section 16(a) filings: Mr. Mannes (311 shares), Mr. Rosan (311 shares), and Mr. Perla (661 shares). John Garth, who served as our Chief Operating Office until he stepped down in March 2006, purchased 500 common shares on June 1, 2005 and filed the applicable Section 16(a) filing on September 19, 2005, which is longer than the two business day requirement of the SEC for filing Section 16(a) filings. Other than as set forth above, during the fiscal year ended December 31, 2005, all of our trustees, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Trustees and Management

We currently have three executive officers and five trustees (three of whom are independent trustees). We do not pay or accrue any fees, salaries or other forms of compensation to our officers other than options which may be received under our Share Option Plan. Independent trustees receive compensation for serving as independent trustees at the rate of $20,000 per year payable one-half in cash and one-half in common shares (or all in common shares at the trustee’s discretion) in addition to an expense reimbursement for attending meetings of our board of trustees. The chairman of the audit committee receives an additional $5,000 in cash for serving on the audit committee. The independent trustees also receive $500 for each in-person meeting and $250 for each telephonic meeting of the board of trustees they attend.

Our Advisor, at its expense, provides all personnel necessary to conduct our regular business. Our Advisor receives various fees and reimbursements for advisory and other services performed under our Advisory Agreement, as further described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS — Advisory Agreement” section of this Proxy Statement. An affiliate of our Advisor pays all salaries, bonuses and other compensation (other than options which may be received under our Share Option Plan) to the officers of our Advisor (including such officers who also serve as officers of our Company). Certain officers of our Advisor and certain officers of our Company receive compensation from our Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for us. Such compensation may be based in part on our performance; however, our Advisor believes that any such compensation attributable to services performed for us is immaterial.

Share Option Plan

We have adopted a Share Option Plan, the purpose of which is (i) to attract and retain qualified persons as trustees and officers and (ii) to incentivize and more closely align the financial interests of our Advisor and its employees and officers with the interests of the holders of our common shares by providing our Advisor with a substantial financial interest in our success. The compensation committee, which is comprised of Messrs. Mannes and Rosan, administers our Share Option Plan. Pursuant to our Share Option Plan, if our distributions per common share in the immediately preceding calendar year exceed $1.45 per common share, the compensation committee has the authority to issue options to purchase, in the aggregate, that number of common shares which is equal to 10% of the aggregate number of common shares outstanding as of December 31 of the immediately preceding calendar year (subject to any limitations imposed by the national securities exchange or national quotation system upon which the Company is listed). This is the “life maximum” for our Share Option Plan.

All options granted by the compensation committee will have an exercise price equal to or greater than the fair market value of the common shares on the date of the grant. The maximum option term is ten years from the date of grant. All common share options granted pursuant to our Share Option Plan may vest immediately upon issuance or in accordance with the determination of the compensation committee. For the year ended December 31, 2004, we distributed $1.60 per common share and therefore, the compensation committee was authorized to issue options for the year ended December 31, 2004. On March 23, 2005, we granted 65,052 options for common shares to Mr. Garth as a bonus for fiscal year 2004 pursuant to our Share Option Plan. The options have an effective date of January 3, 2005. When issued, the share options were scheduled to vest over a three-year period, with one third vesting on the first anniversary of the effective date, but pursuant to the terms of Mr. Garth’s employment agreement with CharterMac Capital, the options immediately will vest and become exercisable in connection with the termination of Mr. Garth’s employment with CharterMac Capital. For the year ended December 31, 2005, we distributed $1.90 per common share and therefore, the compensation committee is authorized to issue options for the year ended December 31, 2005. No options, however, have been issued for 2005.

Report of the Compensation Committee

The compensation committee of our board of trustees is comprised of two independent trustees (Messrs. Mannes and Rosan). The role of the compensation committee is to administer the policies governing our Share Option Plan. Because we do not pay salaries and bonuses to our officers or our Advisor, the compensation committee does not determine executives’ salary levels. Subject to the restrictions contained in our Share Option Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The compensation committee also evaluates the performance of management when determining the number of options to be issued.

Our grants of share options are structured to link the compensation of our officers and the officers and employees of our Advisor with our performance. Through the establishment of our Share Option Plan, we have aligned the financial interests of our executives (and the executives and employees of our Advisor) with the results of our performance, which is intended to enhance shareholder value. The compensation committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See “Share Option Plan” above). The amount of options which may be granted will be set at levels that the compensation committee believes to be consistent with others in our industry, with such compensation contingent upon our level of annual and long-term performance.

Section 162(m) was added to the Internal Revenue Code (the “Code”) as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the chief executive officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is our goal to have compensation paid to our executive officers qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m). Given the fact that we are currently externally managed by our Advisor and the only compensation that currently may be paid to our executive officers are options pursuant to our Share Option Plan, it is unlikely that Section 162(m) will present any concerns.

During the fiscal year ended December 31, 2005, the compensation committee consisted of Messrs. Mannes and Rosan. No compensation committee member had any interlocking relationships requiring disclosure under applicable rules and regulations. No compensation committee member was employed by the Company as an officer or employee during 2005. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of trustees or the compensation committee.

COMPENSATION COMMITTEE

Richard M. Rosan — Chairman

Scott M. Mannes

Stock Performance Graph

The following stock performance graph compares our performance to the S&P 500 Index and the NAREIT Mortgage REIT Index. The graph assumes a $100 investment on December 31, 2000. All stock price performance figures include the reinvestment of dividends.

Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05
AMAC	$100.00	$205.57	$222.61	$283.85	$330.19	$318.66
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
NAREIT MORTGAGE	100.00	177.35	232.46	365.86	433.30	332.83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2006, no one was known by us to be the beneficial owner of more than five percent of the outstanding common shares of our Company.

As of March 31, 2006, trustees and executive officers of our Company and directors and executive officers of our Advisor owned, directly or beneficially, common shares as follows:

Name	Title	Amount and Nature of Beneficial Ownership	Percent of Class
Jeff T. Blau	Chairman and Chief Executive Officer of our Company	105,358 Common Shares[1]	1.27%
Alan P. Hirmes	Trustee and Chief Financial Officer of our Company; Director, Chief Financial Officer and Senior Vice President of our Advisor	106,471 Common Shares[1]	1.28%
Stanley R. Perla	Trustee of our Company	4,057 Common Shares	*
Richard M. Rosan	Trustee of our Company	1,672 Common Shares	*
Scott M. Mannes	Trustee of our Company	1,330 Common Shares	*
Marc D. Schnitzer	President of our Company; Director and President of our Advisor	96,471 Common Shares[1]	1.16%
All Executive Officers and trustees and directors of our Company and our Advisor as a group (6 persons)		129,643 Common Shares[1]	1.53%

__________

[1]	92,858 of these common shares are owned by RelCap Holdings, LLC, of which Messrs. Blau, Hirmes and Schnitzer are indirect equity owners.

*	Less than 1% of the common shares outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have and will continue to have certain relationships with our Advisor and its affiliates. However, there have been no direct financial transactions between us and our trustees and officers or the directors and officers of our Advisor.

Advisory Agreement

Our Company and our Advisor entered into an Advisory Agreement pursuant to which our Advisor is obligated to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment and conflicts policies and objectives, and consistent with investment programs our board of trustees may adopt from time to time in conformity with our declaration of trust. As explained more fully below, in December 2005 our board of trustees approved various amendments to our Advisory Agreement, which became effective upon the expiration of the existing agreement on March 29, 2006 (See - “Terms of Amended Advisory Agreement Effective March 2006” below).

Although our board of trustees has continuing exclusive authority over our management, the conduct of our affairs, and the management and disposition of our assets, our board of trustees has delegated to our Advisor, subject to the supervision and review of our board of trustees and consistent with the provisions of our declaration of trust, the power and duty to: (i) obtain, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of our day-to-day operations; (ii) seek out and present to us, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with our investment objectives and policies as adopted by our trustees from time to time; (iii) exercise absolute discretion, subject to our trustees’ review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of mortgages and our other investments; (iv) recommend investment opportunities consistent with our investment objectives and policies and negotiate on our behalf with respect to potential investments or the disposition thereof; (v) upon request, cause an affiliate to serve as the mortgagee of record for our mortgages if such affiliate is qualified to do so and in that capacity to hold escrows on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks including banks with which it may be affiliated; (vi) obtain for us such other services as may be required in acquiring or disposing of investments, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vii) obtain for us such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to our investment portfolio; (viii) evaluate, structure and negotiate potential prepayments or sales of mortgages and other investments and, if applicable, coordinate with government agencies and Fannie Mae and Freddie Mac in connection therewith; (ix) monitor annual participating interest payments, monitor operations and expenses of the developments, and verify computations of annual participating interest payments; (x) from time to time, or as requested by our board of trustees, make reports to us as to its performance of the foregoing services; and (xi) do all things necessary to assure its ability to render the services contemplated herein.

Fees and Other Compensation Terms of Advisory Agreement Effective During 2005

During 2005, pursuant to the terms of our Advisory Agreement, our Advisor was entitled to receive the fees and other compensation set forth below:

Fees/Compensation/Points*	Amount
Asset Management Fee

Equal to .625% on existing Original Mortgage Investments; .355% on new Original Mortgage Investments; .355% on investment grade Additional Mortgage Investments; .750% on non-investment grade Additional Mortgage Investments; and 1.000% on unrated Additional Mortgage Investments.**

Annual Incentive Fee

Subject to (1) a minimum annual Distributions being made to Shareholders from cash available for distribution of $1.45 per common share and (2) the Company achieving at least annual Adjusted Funds From Operations per share of $1.60 (net of the Annual Incentive Fee), the Advisor shall be entitled to receive incentive compensation for each fiscal year in an amount equal to the product of: (A) 25% of the dollar amount by which (1) Adjusted Funds From Operations of the Company (before the Annual Incentive Fee) per common share (based on the weighted average number of common shares outstanding) exceed (2) an amount equal to the greater of: (a) (i) the weighted average of (x) $20 (the price per common share of the initial public offering) and (y) the prices per common share of any secondary offerings by the Company multiplied by (ii) the Ten-Year U.S. Treasury Rate plus 2% per annum; and (b) $1.45 multiplied by (B) the weighted average number of common shares outstanding during such year.

Loan Origination Fees

Our Advisor received, with respect to each mortgage investment originated by us, a portion of the origination fees paid by borrowers equal to up to 1% of the principal amount and we received the portion of the origination fees paid by borrowers in excess of 1% of the principal amount of such mortgage investment.

Fees/Compensation/Points*	Amount
Expense Reimbursement	For direct expenses incurred by our Advisor.
Incentive Share Options

Our Advisor could receive options to acquire additional common shares pursuant to our Share Option Plan only if our distributions in any year exceed $1.45 per common share and the compensation committee of our board of trustees determines to grant such options.

__________

*

Our Advisor is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

**

“Original Mortgage Investments” means investments authorized under our original investment policy, which include originated Mortgages, acquired Mortgages and additional loans (and within such terms are also included REMICS, CMOs, GNMA, FHA and FHLMC Pass-Through Certificates). “Additional Mortgage Investments” shall mean uninsured mortgage loans, construction loans, bridge loans, mezzanine loans, mortgage derivatives, and commercial mortgage-backed securities (“CMBS”) subordinated interests (including subordinated interests in CMBS).

Pursuant to the terms of our Advisory Agreement in effect during 2005, our Advisor was entitled to receive as compensation a number of shares equal to 1% of all common shares issued by us. No common shares were issued to our Advisor in 2005 in connection with any follow-on offerings.

Terms of Amended Advisory Agreement Effective March 2006

In December 2005, our board of trustees approved various amendments to our Advisory Agreement, which became effective upon the expiration of the existing agreement on March 28, 2006. The changes include the following:

Asset Management Fee: The prior asset by asset based fees ranging from .355% to 1% of the aggregate amount invested, depending on the category of asset, have been replaced with an asset management fee which is equal to 1.75% of stockholder's equity.

Loan Origination Fees: The prior sharing of origination fees (which are paid by borrowers and not AMAC) provided that the Advisor receives all origination fees up to 1% with the excess, if any, payable to AMAC. The revised Advisory Agreement provides that the Advisor will receive all origination fees.

Annual Incentive Fee: This fee has not changed.

Share Issuance: The prior agreement provided that the Advisor would receive 1% of all common shares issued by AMAC. This provision has been eliminated.

Expense Reimbursement: As in the current agreement, the Advisor will be entitled to receive reimbursement of all expenses incurred with respect to providing services to AMAC. The limitation on such reimbursement, which was imposed under earlier regulatory guidelines no longer applicable to AMAC, has been eliminated.

Term: The current one-year term will be retained. The Advisory Agreement will be subject to earlier termination for cause (as defined in the Advisory Agreement), without payment of a termination fee. If there is any dispute as to the fee structure (including the termination fee) upon any renewal, such dispute will be subject to arbitration.

Termination Fee : If the Advisory Agreement is terminated without cause or not renewed, the Advisor will be entitled to receive a termination fee equal to (i) four times the asset management fee and incentive fee paid during the 12-month period preceding such termination during the four-year period commencing on March 29, 2006 and (ii) the greater of (a) two times the asset management fee and incentive fee paid during the 12-month period preceding such termination or (b) the market termination fee after such four-year period.

Our Advisor is also permitted to earn miscellaneous compensation, which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

Affiliated Transactions

In June 2004, we entered into a revolving credit facility (the “Revolving Facility”) with CharterMac. The Revolving Facility, which is unsecured, will provide up to $20.0 million in borrowings to be used to purchase new investments, and bears interest at 30-day LIBOR plus 300 basis points. The Revolving Facility is for a term of one year with a one-year optional extension and contains customary restrictions/covenants that are similar to our mortgage warehouse line of credit with Bank of America. In the opinion of our management, the terms of this facility are consistent with those of transactions with independent third parties. As of December 31, 2005, we had no advances outstanding on the Revolving Facility.

In September 2005, we sold a mortgage loan, at par plus accrued interest for approximately $1.6 million, to CharterMac, the parent of our Advisor.

During November 2005, we and CharterMac entered into a Subordinated Participation Agreement, under which we have acquired a subordinated participation equal to $5.0 million in a loan receivable that CharterMac holds. We anticipate that we will purchase the remaining loan receivable balance from CharterMac at its $26.0 million par value during the second quarter of 2006.

During April 2006 we closed a $27 million loan to an affiliate of an entity controlled by Stephen M. Ross, the non-executive Chairman of the board of trustees of CharterMac, in connection with his purchase of an apartment project located in Worcester, Massachusetts.

ACCOUNTING AND AUDIT INFORMATION

Audit Committee Report

The audit committee of our board of trustees has issued the following report for the year ended December 31, 2005:
•	The audit committee assists the board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements;
•

The audit committee met periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations of the financial statements and internal controls;

•	The audit committee has reviewed and discussed with our management our fiscal 2005 audited financial statements;
•	The audit committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2005;
•

The audit committee has discussed with Deloitte & Touche LLP (our independent registered public accounting firm) the matters required to be discussed by Statements on Auditing Standards No. 61 as amended by Statements on Auditing Standards No. 90; and

•

The audit committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which related to the registered public accounting firm’s independence from our Company and its related entities) and has discussed with the registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the audit committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted by the audit committee of our board of trustees:

Stanley R. Perla – Chairman

Scott M. Mannes

Richard M. Rosan

Independent Registered Public Accounting Firm

Deloitte & Touche LLP have been and are presently our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and to be available to respond to appropriate questions from holders of our common shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audit of our financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, and fees for other services rendered by Deloitte & Touche during those periods.

	2005	2004
Audit Fees (a)	$392,250	$350,050
Audit-Related Fees (b)	—	—
Tax Fees (c)	—	52,000
All Other Fees (d)	—	—
Total	$392,250	$402,050

__________

(a)

Fees for audit services billed in 2005 and 2004 consisted of the audit of the Company’s annual financial statements and internal controls, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to SEC matters. Costs of internal control audits represent an allocation from CharterMac.

(b)	No audit-related services were rendered by Deloitte & Touche in 2005 or 2004.
(c)

Fees for tax services consisted of tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance and REIT compliance testing. Deloitte provided no tax compliance services in 2005.

(d)	No other services were rendered by Deloitte & Touche during 2005 or 2004.

All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of Deloitte & Touche’s independence in the conduct of its auditing functions.

Policy on Pre-Approval of Independent Registered Public Accounting Firm Services

The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company’s independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and advises management if the audit committee approves the engagement of the independent registered public accounting firm. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the audit committee at its next regularly scheduled meeting.

EXPENSES OF SOLICITATION

We will bear the costs of the solicitation of proxies in connection with the annual meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to the solicitation of proxies by mail, proxies may be solicited by trustees of our Company, or officers and employees of our Advisor, for no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements have also been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of common shares held of record by these persons or firms with their nominees, and in connection therewith, these firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding these materials.

Additionally, we have retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies. We anticipate that the cost of this proxy solicitation firm in the aggregate will not exceed $3,000, plus expenses. The telephone number of The Altman Group is (201) 806-7300. Other than as set forth above, neither we nor any other person acting on our behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the acquisition transaction or any other proposal submitted to the shareholders for consideration at the annual meeting.

VOTING PROCEDURES

General

Computershare Trust Company, N.A. (the “Inspector”) has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the annual meeting. Abstentions and “broker non-votes” (nominees holding common shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the annual meeting.

However, abstentions and broker non-votes will have no effect on the vote for the election of the trustees because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

Voting

You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. In the alternative, you may also submit a proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.computershare.com/expressvote, enter your authentication number which can be found in the grey shaded box on the proxy card, and follow the directions outlined on the secure website. To submit a proxy by telephone, call toll-free 1-800-652-VOTE (1-800-652-8683), enter your voter control number and follow the recorded instructions. Even if you plan to attend the annual meeting in person, we urge you to return your proxy card or submit a proxy by telephone or on the Internet to assure the representation of your shares at the annual meeting.

Record Date

Only holders of our common shares of record at the close of business on April 14, 2006 are entitled to receive notice of, and to vote at, the annual meeting, or any postponements or adjournments thereof. As of that date, there were approximately 8,303,839 common shares issued and outstanding. Each common share entitles the record holder thereof to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the annual meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

For purposes of the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is not obtained or, as to any one or more of the proposals, if fewer common shares are voted in favor of the proposal than the number of shares required for approval, the annual meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required

The affirmative vote of a plurality of the votes actually cast by the holders of our common shares either in person or by proxy at the annual meeting is required for the election of each of the trustee nominees. The affirmative vote of the holders of a majority of the common shares voting either in person or by proxy at the annual meeting is required to approve, if necessary, the extension of the solicitation period and the adjournment of the annual meeting.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2007 Annual Meeting of Shareholders must be received by us at our principal executive office not later than January 8, 2007, for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the SEC. No business other than that stated in the proxy statement and form of proxy shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

ANNUAL REPORT ON FORM 10-K

Upon written request by any shareholder entitled to vote at the meeting, we will furnish that person without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is filed with the SEC, including the financial statements and schedules thereto. Requests should be addressed to Brenda Abuaf at American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022.

OTHER BUSINESS

Our board of trustees does not know of any other matters to be brought before the annual meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the annual meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

It is important that your common shares be represented at the annual meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card, submit a proxy on the Internet at http://www.computershare.com/expressvote, or submit a proxy by telephone by calling toll free 1-800-652-VOTE (1-800-652-8683). Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

By Order of the Board of Trustees

Jeff T. Blau

Chairman and Chief Executive Officer

April 28, 2006

AMERICAN MORTGAGE ACCEPTANCE COMPANY

Charter of the Audit Committee of the Board of Trustees

I. PURPOSE

The Audit Committee is established by and amongst the Board of Trustees for the primary purpose of assisting the board in:

•	overseeing the integrity of the Company’s financial statements,
•	overseeing the Company’s compliance with legal and regulatory requirements,
•	overseeing the independent auditor’s qualifications and independence,
•	overseeing the performance of the company’s independent auditor, and
•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Trustees.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Trustees regarding the execution of its duties and responsibilities.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more trustees as determined by the Board, each of whom shall be independent trustees (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each trustee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on the Committee as set forth in the corporate governance standards of the American Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The Company will disclose, in periodic filings as required by the SEC, (i) the name of the “audit committee financial expert” and whether or not he or she is independent, or (ii) the reason for the absence of a current “audit committee financial expert”. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Board has determined that simultaneous service on more than one Audit Committee would not impair the ability of any trustee to effectively serve on the Company’s audit committee.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1. Review this Charter periodically, at least annually, and recommend to the Board of Trustees any necessary amendments as conditions dictate.

2. Review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302, 404 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4. Review earnings press releases with management, including review of “pro-forma” or “adjusted” non-GAAP information.

5. Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

6. Oversee compliance with the Company’s Code of Conduct and oversee and review such code and recommend changes as necessary.

Independent Auditors

7. Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. The committee will review the experience and qualifications of senior members of the independent audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The committee will also consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.

8. Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;
•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and
•

an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

9. At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•

any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.

10. Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

11. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Financial Reporting Processes and Accounting Policies

12. In consultation with the independent auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

13. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

14. Review analyses prepared by management (and the independent auditor as noted in item 7 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

15. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

16. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

17. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Legal Compliance and Risk Management

18. Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

19. Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

20. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

21. Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

22. Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

23. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

0 002CS-10970

[ X ] Please mark votes as in this example.	[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

A Election of Trustees

1. The Board of Trustees recommends a vote FOR the listed nominees.

01 – Jeff T. Blau	For Withhold [ ] [ ]

02 – Alan P. Hirmes	For Withhold [ ] [ ]

03 – Scott M. Mannes	For Withhold [ ] [ ]

04 – Stanley R. Perla	For Withhold [ ] [ ]

05 – Richard M. Rosan	For Withhold [ ] [ ]

2. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, and guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

PROXY - AMERICAN MORTGAGE ACCEPTANCE COMPANY

625 Madison Avenue

New York, New York 10022

SOLICITED BY THE BOARD OF TRUSTEES

FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Jeff T. Blau and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of American Mortgage Acceptance Company (“AMAC”) held of record by the undersigned on April 14, 2006, at the Annual Meeting of Shareholders to be held on June 14, 2006, and any adjournments thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Dear Shareholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of AMAC that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

You can vote your shares by telephone or Internet. Follow the instructions below if you wish to do so.

If you choose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

American Mortgage Acceptance Company

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within the U.S. and Canada)

• Call toll-free 1-800-652-VOTE in the United States or Canada any time on a touch-tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet • Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 a.m., Eastern Time, on June 14, 2006.

THANK YOU FOR VOTING